EXHIBIT 21 – SUBSIDIARIES OF OUR COMPANY
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

		Organized	% Owned by
		Under	Immediate
Subsidiary		Laws of	Parent(1)

American Axle & Manufacturing Holdings, Inc.		Delaware
	American Axle & Manufacturing, Inc.	Delaware	100%
	AAM Receivables Corp.	Delaware	100%
	Colfor Manufacturing Inc.	Delaware	100%
	MSP Industries Corporation	Michigan	100%
	MSP Team, LLC	Michigan	99%	(2)
	American Axle & Manufacturing de Mexico Holdings S. de R.L. de C.V.	Mexico	99.99%	(2)
	Guanajuato Gear & Axle de Mexico S. de R.L. de C.V.	Mexico	99.99%	(2)
	American Axle & Manufacturing de Mexico S.A. de C.V.	Mexico	99.99%	(2)
	AAM International Holdings, Inc.	Delaware	100%
	Albion Automotive (Holdings) Limited	Scotland	100%
	Albion Automotive Limited	Scotland	100%
	Farington Components Limited	England	100%
	AAM Comércio e Participações Ltda.	Brazil	99.99%	(2)
	AAM do Brasil Ltda.	Brazil	99.2%
	AAM Services India Private Limited	India	99%	(2)
	American Axle & Manufacturing Korea, Inc.	Korea	100%
	AAM Europe GmbH	Germany	100%

(1)	All subsidiaries set forth herein are reported in our financial statements through consolidations; there are no subsidiaries omitted from this list.

(2)	Remaining shares owned by the Company or its subsidiaries.

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